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                                                                   EXHIBIT 10.12


                    RIGHT OF FIRST REFUSAL AND PUT AGREEMENT


         THIS RIGHT OF FIRST REFUSAL AND PUT AGREEMENT (the "Agreement"), made on February 3, 1998, between CROWN GROUP, INC., a Texas corporation ("Crown"), and VAN P. FINGER (the "Shareholder"), an individual residing in Baldwin County, Alabama;

                              W I T N E S S E T H:


         WHEREAS, the Shareholder is the owner of twenty (20%) percent of the issued and outstanding shares of Common Stock, $1.00 par value per share, (the "Stock") of PRECISION IBC, INCORPORATED, an Alabama corporation (the "Company"); and

         WHEREAS, Crown and the Shareholder desire to promote their mutual interest and interest of the Company by imposing certain rights, restrictions and obligations on themselves and the shares of Stock owned by the Shareholder;

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Definitions. The term "Stock" shall mean all shares of Common Stock, $1.00 par value per share, of the Company, together with all shares of capital stock of the Company of any class which may hereafter be issued. Moreover, all references herein to Stock owned by the Shareholder include the community interest, if any, of the spouse of the Shareholder in such Stock.

         2. Right of Refusal. If the Shareholder desires to sell any or all of his Stock and has received a bona fide offer for same, he shall first give Crown written notice of the terms of such offer. The purchase price for the Stock subject to such offer shall be expressed only in terms of cash and





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credit terms.  For a period of thirty (30) days after receipt of said notice,
Crown shall have an option to purchase such Stock on the same terms and conditions as set out in such written notice.

         3. Non-Exercise. If, at the end of the option period, the Shareholder has not received notice of an election by Crown to buy the Stock offered by him, he may, within a period of thirty (30) days after the end of said option period, sell such Stock to the buyer named in the Shareholder's notice at the same price and upon the same terms set out in such written notice, but if such Stock is not sold by the end of such period, the Stock shall again be subject to the terms and provisions of this Agreement.

         4. Gift or Pledge; Estate Planning. The Shareholder shall not make a gift or pledge of his Stock without first making arrangements satisfactory to Crown that the provisions hereof shall continue to apply to such Stock. With the written consent of Crown, which consent will not be unreasonably withheld, the Shareholder shall be entitled to transfer his shares of Stock to any trust, estate or other estate planning entity created by the Shareholder in connection with estate planning and the ownership of such shares upon the death of the Shareholder shall be transferred in accordance with the instrument creating such trust, estate or other estate planning entity. Upon such transfer, such entity shall be deemed a "Shareholder" for all purposes hereunder and shall be entitled to all rights, and shall have all obligations of the Shareholder under this Agreement. Such entity shall become a party to this Agreement by execution of an agreement reasonably satisfactory to the legal representative of such entity and Crown.

         5.      Put Rights.

                 (a) Shareholder Put Right. Commencing June 1, 2000 through June 30, 2000, and June 1, 2001 through June 30, 2001 (the "Put Exercise Periods"), the Shareholder shall have the right to require Crown or the Company to purchase all (but





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         not less than all) of the Stock held by the Shareholder (the "Put
         Right") at a price equal to the fair market value of such Stock, as determined in accordance with subparagraph (c) below (the "Fair Market Value").

                 (b) Exercise of Put Right. In order to exercise the rights granted to him pursuant to this Paragraph 5, the Shareholder shall deliver to Crown and the Company a written notice (the "Put Notice") during either of the respective Put Exercise Periods, stating that he elects to require Crown or the Company to purchase all of the Stock owned by the Shareholder (the "Repurchased Securities").

                 (c) Determination of Fair Market Value. The Fair Market Value of the Repurchased Securities shall be the lesser of the EBITDA Value (as hereinafter defined) or the Appraised Value (as hereinafter defined).

                          (i) The "EBITDA Value" shall mean the value of the
                 Repurchased Securities, determined by (A) multiplying by five
                 (5) the Company's earnings before interest, income taxes, depreciation and amortization, plus or minus any extraordinary charges or credits ("EBITDA") for the fiscal year ended April 30, 2000 with respect to the year 2000 Put Exercise Period, and for the fiscal year ended April 30, 2001 for the year 2001 Put Exercise Period, (B) subtracting from the product thereof all Company Indebtedness (as hereinafter defined), and (C) multiplying the remainder by a fraction, the numerator of which is the number of shares of Stock owned by the Shareholder, and the denominator of which is the total number of shares of Stock issued





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                 and outstanding.  Expressed as an equation, the EBITDA Value is to be determined as follows:

                          EBITDA Value =   A/B [(5 x C) - D]

                 Where:

                 A = Shares of Stock owned by Shareholder
                 B = Total shares of Stock outstanding
                 C = EBITDA
                 D = Company Indebtedness

The determination of the EBITDA Value shall be made in accordance with generally accepted accounting principles consistently applied ("GAAP"), and the resolution of all questions with respect to accounting procedures or valuation in connection therewith, shall be made by the independent public accountants employed by the Company and the determination of such independent public accountants shall be conclusive and binding hereunder upon all parties concerned. The determination of the EBITDA Value shall be made within sixty
(60) days of the date of the Put Notice. The term "Company Indebtedness" shall mean the principal amount and all interest accrued through the applicable fiscal year end owed by the Company to all lenders, exclusive of trade debt in the ordinary course of business. In determining the EBITDA Value, there shall be excluded from the Company's expenses management fees or other fees charged by Crown to the Company, but there shall be included all payments by the Company to Crown to reimburse Crown for costs actually incurred by, or properly chargeable to, the Company.

                          (ii) The "Appraised Value" shall mean the value of
                 the Repurchased Securities, determined as follows:

                          (1) Within ten (10) days after delivery of the Put Right Notice, the Shareholder and Crown shall each engage an independent appraiser (an "Initial Appraiser") for the purpose of determining the





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                 Appraised Value of the Repurchased Securities (which
                 determination shall be made within thirty [30] days after the selection of the Initial Appraisers). Upon the determination by each Initial Appraiser of the Appraised Value of the Repurchased Securities, such Initial Appraiser shall prepare and deliver to Crown, the Company and the Shareholder and the other Initial Appraiser a written report (an "Initial Appraisal Report") stating its determination of the Appraised Value of the Repurchased Securities and setting forth in reasonable detail the method by which the same was determined.

                          (2) After delivery of an Initial Appraisal Report by each Initial Appraiser, the Initial Appraisers shall attempt in good faith to agree upon a determination of the Appraised Value of the Repurchased Securities. If the independent appraisers agree upon a determination of the Appraised Value of the Repurchased Securities within ten (10) days after delivery of an Initial Appraisal Report by both Initial Appraisers, such determination shall be final, conclusive and binding on the parties.

                          (3) If the Initial Appraisers do not agree upon a determination of the Appraised Value of the Repurchased Shares within the aforesaid period, the Initial Appraisers shall promptly select a third independent appraiser (the "Final Appraiser") to determine the Appraised Value of the Repurchased Securities. Upon the determination of the Appraised Value of the Repurchased Securities





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                 by the Final Appraiser (which determination shall be made
                 within thirty [30] days after the election of the Final Appraiser), the Final Appraiser shall prepare and deliver to Crown, the Company, the Shareholder and the Initial Appraisers, a written report (the "Final Appraisal Report") stating its determination of the Appraised Value of the Repurchased Securities and setting forth in reasonable detail the method by which the same was determined. Upon delivery of the Final Appraisal Report, the Appraised Value of the Repurchased Securities for purposes of this Paragraph 5 shall be conclusively deemed to be the average of (i) the Appraised Value of the Repurchased Securities stated in the Final Appraisal Report and (ii) the Appraised Value of the Repurchased Securities stated in the Initial Appraisal Report closest in amount to the Appraised Value stated in the Final Appraisal Report.

                          (4) In determining the Appraised Value, there shall be no discount applied to the Shareholder's Stock based upon the minority status of such shares of Stock or the lack of marketability with respect to such shares.

                          (5)     The fees and expenses of the Initial
                 Appraisers and the Final Appraiser shall be borne equally by the Shareholder and Crown.

                          (6) Crown and the Shareholder shall cause the Company to cooperate in good faith with any appraisal procedure undertaken pursuant to this Paragraph 5, such cooperation to include, without





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                 limitation, providing the independent appraisers with such reasonable information as may be requested by such Initial Appraisers and, if applicable, the Final Appraiser.

                 (d) Put Right Closing. The closing of the sale and purchase of the Repurchased Securities pursuant to this Paragraph 5 shall take place on the tenth (10th) business day after the later of the determination of the EBITDA Value as provided for in subparagraph 5(c)(i) hereof and the determination of the Appraised Value as provided in subparagraph 5(c)(ii) above, at the principal office of the Company or at such other location as may be mutually agreed upon by the Shareholder and Crown. At such closing, the Shareholder shall deliver the certificates or other instruments evidencing the Repurchased Shares to Crown or the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank or otherwise in a form acceptable for transfer on the books of the Company. Upon receipt of such certificates or other instruments, Crown or the Company shall pay to the Shareholder the Fair Market Value of the Repurchased Shares in immediately available funds. Following payment of the Fair Market Value of the Repurchased Securities as set forth in this subparagraph 5(d), all right, title and interest in and to the Repurchased Securities shall pass to Crown or the Company, as the case may be.

                 (e) Non-Assignability and Termination of Put Right. The Shareholder's Put Right is not assignable by the Shareholder, and the Put Right shall terminate if it is not exercised during either of the two Put Exercise Periods. Further, the Put Right shall terminate upon the completion of an Initial Public Offering (as hereinafter defined) by the Company. The term "Initial Public Offering" shall mean the first





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         public offering of equity securities of the Company effected by the
         Company pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Act") from time to time and any successor statute thereto.

                 (f) Additional Put Rights. In addition to the Shareholder's Put Right set forth in subparagraph 5(a) hereof, the Shareholder shall have Put Rights in the event that (i) the Shareholder's employment with the Company is terminated without cause pursuant to Paragraph 11 of the Employment Agreement dated of even date herewith between the Company and the Shareholder, or (ii) the Company files a registration statement under the Act for an Initial Public Offering. The Put Exercise Period in the event of the termination of employment of the Shareholder as set forth above shall commence on the effective date of termination of employment and expire thirty (30) days thereafter and, in the event of the filing of a registration statement for an Initial Public Offering, the Put Exercise Period shall commence on the date of filing of such registration statement and terminate on the date of closing of the Initial Public Offering. The EBITDA Value shall be determined for the twelve (12) month period ending immediately prior to the first day of the month in which the Shareholder gives a Put Exercise Notice pursuant to this subparagraph. Further, in the event the Shareholder exercises his Put Right based upon the filing of a registration statement for an Initial Public Offering, the Fair Market Value shall be the EBITDA Value. If the Shareholder does not give a Put Exercise Notice with respect to an Initial Public Offering within the applicable Put Exercise Period (as set forth above), the Shareholder's Put Right with respect thereto shall terminate as set forth in





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         subparagraph 5(e) above.  The closing of a Put Right exercised pursuant to this subparagraph shall take place in accordance with subparagraph 5(d) hereof.

         6. Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (1) personally delivered to the intended recipient; (2) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (3) delivered in person to the address set forth below for the party to which the notice was given; (4) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or
(5) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Paragraph, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                 (a) if to the Shareholder, to Van P. Finger, C/O Precision IBC, Incorporated, PO Box 1171, Fairhope, Alabama 36533-1171; Fax 334-990-6787;

                 With a copy to Sam W. Irby, Irby & Heard, P.C., 317 Magnolia Avenue, PO Box 1031, Fairhope, Alabama 36533; Fax (334) 928-7993;

                 (b) or if to Crown, to Crown Croup, Inc., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Attention: Edward
         R. McMurphy, President; Fax (972) 719-4466;





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                 With a copy to T. J. Falgout, III, Executive Vice President and General Counsel, Crown Croup, Inc., 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038; Fax (972) 719-4466.

Either party hereto may designate a different address by written notice given to the other parties.

         7. Endorsement of Stock Certificates. All certificates of Stock of the Company now owned or that may hereafter be acquired by the Shareholder shall be endorsed on the back thereof as follows:

         "The shares of capital stock of the within named Company represented by this Certificate are subject to the restrictions and purchase options and obligations contained in that certain Right of First Refusal and Put Agreement between the owner of this Certificate and Crown Group, Inc., and the Company will furnish the record holder of a Certificate without charge, upon written request to the Company at its principal place of business or registered office, a copy of such Agreement."

Such certificate shall be endorsed on the front thereof as follows:

         "See restrictions on transfer on reverse side hereof."

         8. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ALABAMA.

         9. Benefit. Subject to the restrictions on assignment set forth in Paragraph 5(e) hereof, this Agreement shall be binding upon, and inure to the benefit of, Crown and the Shareholder and their respective heirs, executors, administrators, successors and assigns.

         10. Amendment. This Agreement may be amended from time to time by an instrument in writing signed by the parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date and year first above written.





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                                  CROWN:


                                  CROWN GROUP, INC.



                                  By:
                                       ---------------------------------------
                                       Edward R. McMurphy, President


                                  SHAREHOLDER:



                                  --------------------------------------------
                                  VAN P. FINGER






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